UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2026

Nuvectis Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-41264 (Commission File Number)	86-2405608 (IRS Employer Identification No.)

1 Bridge Plaza Suite 275

Fort Lee, NJ 07024

(Address of Principal Executive Offices)

(201) 614-3150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	NVCT	Nasdaq Capital Market

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Establishment of “At the Market” Offering Program

On August 21, 2026, Nuvectis Pharma, Inc., a Delaware corporation (the “Company”), entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (“Jefferies”) as sales agent, pursuant to which the Company may offer and sell shares (the “ATM Shares”) of its common stock, $0.00001 par value per share (the “Common Stock”), from time to time through Jefferies. On August 21, 2026, the Company expects to file a prospectus supplement (the “Prospectus Supplement”), relating to the Sale Agreement with the Securities and Exchange Commission (the “SEC”) under a new shelf Registration Statement on Form S-3 registering $200 million in securities, filed by the Company on August 21, 2026 (the “Registration Statement”).

Sales of the ATM Shares, if any, will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific number or dollar amount of securities but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations on mutually agreed terms between Jefferies and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Jefferies for the ATM Shares sold pursuant to the Sale Agreement will be an amount up to 3.0% of the gross proceeds of the ATM Shares sold under the Sale Agreement. The proceeds the Company receives from sales of the ATM Shares, if any, will depend on the number of ATM Shares actually sold and the offering price of such ATM Shares. The Company has agreed to pay to Jefferies certain costs and expenses incident to the performance of its obligations under the Sale Agreement. The Company has also agreed to provide indemnification and reimbursement to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

The Sale Agreement contains customary representations, warranties, and agreements by the Company and customary indemnification rights and obligations of the parties.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the ATM Shares, nor shall there be any sale of the ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

A copy of the Sale Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Sale Agreement is not complete and is qualified in its entirety by reference to such exhibit.

Termination of Prior “At the Market” Offering Program

On July 20, 2026, the Company terminated its prior “at-the-market” offering program of shares of the Company’s Common Stock (the “Prior ATM”) conducted pursuant to the Company’s prospectus supplement filed with the SEC on February 13, 2026 (the “Prior Prospectus Supplement”) as part of a Registration Statement on Form S-3 (File No. 333-293459). No further offerings or sales of Common Stock will be conducted under the Prior ATM or the Prior Prospectus Supplement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit
Number	Description
10.1*	Open Market Sale Agreement, dated August 21, 2026, by and between Nuvectis Pharma, Inc. and Jefferies LLC.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvectis Pharma, Inc.
(Registrant)

Date: August 21, 2026
	By:	/s/ Ron Bentsur
Ron Bentsur
Chairman, Chief Executive Officer and President